SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2005

MARTEK BIOSCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22354	52-1399362

(State or other jurisdiction of	(Commission File	(I.R.S. Employer
incorporation or organization)	Number)	Identification No.)

6480 Dobbin Road, Columbia Maryland	21045

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 740-0081

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

     Martek Biosciences Corporation (“Martek”) entered into an Underwriting Agreement on January 20, 2005 (the “Underwriting Agreement”), with Citigroup Global Markets Inc., Adams Harkness, Inc., Needham & Co., First Albany Capital Inc., and D.A. Davidson & Co. as representatives of the underwriters named on Schedule I thereto (collectively, the “Underwriters”). The Underwriting Agreement provides for the offer and sale by Martek of 1,527,490 shares (the “Shares”) of common stock, par value $.10 per share (the “Common Stock”), plus an option exercisable by the Underwriters for an additional 229,124 shares of Common Stock to cover over-allotments, if any. The price per share to the Underwriters is $46.5222 per share and the Underwriters will initially offer the shares to the public at $49.10 per share. The offering of the Shares was made under Martek’s shelf registration statement on Form S-3 (Registration No. 333-115706) (the “Registration Statement”), including a related prospectus dated August 24, 2004, as supplemented by a Prospectus Supplement dated January 21, 2005, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The Shares are expected to be delivered to the Underwriters on January 26, 2005.

     The Underwriting Agreement contains customary agreements and representations and warranties of Martek and customary conditions to closing, indemnification rights and obligations of the parties and termination provisions. Under the Underwriting Agreement, Martek has agreed that, for a period of 70 days from the date of the Underwriting Agreement, it will not, without the prior written consent of Citigroup, dispose of or enter into certain hedging transactions with respect to any shares of Martek Common Stock, any securities convertible into or exchangeable for Common Stock or options to acquire Common Stock, other than (1) shares of Common Stock or options to purchase shares of its Common Stock issuable pursuant to any of its employee or director stock option plans, stock ownership plans or dividend reinvestment plans in effect as of January 20, 2005, (2) shares of Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding as of January 20, 2005 and (3) additional shares of Common Stock issuable to former shareholders of OmegaTech in connection with the earnout provisions of the Agreement and Plan of Merger, dated March 25, 2002, as such agreement is in effect as of January 20, 2005.

     Certain of the underwriters have performed investment banking and advisory services for Martek and its subsidiaries from time to time for which they have received customary fees and expenses. The Underwriters may, from time to time, engage in transactions with and perform services for Martek in the ordinary course of business.

     A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report.

Section 8 – Other Events

Item 8.01. Other Events.

     A copy of Martek’s press release issued on January 21, 2005, announcing the offering described in Item 1.01 is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The opinion of counsel regarding the validity of the Shares issued pursuant to the offering is filed as Exhibit 99.2 hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

The following are filed as exhibits to this Current Report on Form 8-K:

1.1	Underwriting Agreement dated January 20, 2005, between Martek Biosciences Corporation and Citigroup Global Markets Inc., Adams Harkness, Inc., Needham & Co., First Albany Capital Inc., and D.A. Davidson & Co.

99.1	Press release of Martek Biosciences Corporation dated January 21, 2005, announcing the pricing of the offering of common stock.

99.2	Opinion of Hogan & Hartson L.L.P. regarding the validity of the securities issued.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Martek Biosciences Corporation
Date: January 21, 2005	By:	/s/ George P. Barker
George P. Barker
Senior Vice President, General Counsel and Secretary